EXHIBIT 10.14.1

Form for Employees (10-2021)

CHURCH & DWIGHT CO., INC.

AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT

This RESTRICTED STOCK UNIT GRANT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by Church & Dwight Co., Inc. (the “Company”) to _______________ (the “Grantee”).

RECITALS

The Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, as it may be amended from time to time (the “Plan”) provides for, among other things, the grant of Stock Units of the Company, which includes the right to receive shares of Company Stock in the future, subject to restrictions set forth in this Agreement (“RSUs”). The Compensation and Human Capital Committee of the Company’s Board of Directors (the “Committee”), which administers the Plan, has decided to grant Stock Units in the form of RSUs as an inducement for the Grantee to continue in the employ of the Employer and promote the best interests of the Company and its stockholders.  References in this Agreement to the Committee shall include any successor thereto appointed under and in accordance with the Plan. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.Grant of RSUs.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee ___________ RSUs (the “Grant”), each of which shall represent the right to receive one share of Company Stock (a “Share”), subject to the terms and conditions set forth in this Agreement.

2.Vesting. Except as provided in Paragraphs 3 and 7 below or the Plan, the RSUs will vest on the third anniversary of the Date of Grant (the “Vesting Date”), subject to the Grantee’s continuous employment by the Employer from the Date of Grant until the Vesting Date. All unvested RSUs will be forfeited for no consideration if the Grantee ceases to be employed by the Employer, except if the termination is for any reason other than Disability (as defined below), death, Retirement (as defined below), or as expressly provided in Paragraph 7 of this Agreement.

3.Accelerated Vesting. All unvested RSUs shall immediately vest upon the happening of the first of the following events and in such event, the “Vesting Date” shall be deemed to be the date of the occurrence of such event:

(a)The Grantee ceases to be employed by the Employer on account of the Grantee’s Disability.  For purposes of this Agreement, the term “Disability” shall mean the Grantee’s inability to render services to the Employer for a period of six consecutive months by reason of permanent disability, as determined by the written medical opinion of an independent medical physician reasonably acceptable to the Employer.  In no event shall the Grantee be considered Disabled for purposes of this Agreement unless the Grantee is deemed disabled pursuant to the Employer’s long-term disability plan, if one is maintained by the Employer at the time of the claimed disability.

(b)The Grantee dies while employed by the Employer.

(c)The Grantee’s employment is terminated on account of the Grantee’s Retirement (as defined below), then 100% of the RSUs shall immediately vest on the date of such termination and the Restriction Period shall immediately lapse and expire.  For purposes of this Agreement, a Grantee shall be considered to meet the requirements of “Retirement” only if:

(1)the Grantee’s termination of employment is voluntary and is not a termination by the Employer without Cause, and the Grantee (A) has provided the Employer with at least 120 days’ prior written notice of the proposed termination date, and (B) is aged 55 or above as of the Grantee’s employment termination date and, as of such employment termination date, (i) the Grantee has provided the Employer and its affiliates with at least five years of continued service and (ii) the sum of the Grantee’s age and his or her aggregate years of service with the Employer and its affiliates is equal to or greater than 65; or

(2)the Grantee’s termination of employment is involuntary and made by the Employer without Cause, and the Grantee is aged 55 or above as of the Grantee’s employment termination date and, as of such employment termination date, (i) the Grantee has provided the Employer and its affiliates with at least five years of continued service and (ii) the sum of the Grantee’s age and his or her aggregate years of service with the Employer and its affiliates is equal to or greater than 65.

4.Settlement. As soon as practicable after the Vesting Date, but in no event later than 60 days following the applicable Vesting Date, the Company will release the Shares underlying the RSUs that vested on such Vesting Date, subject to applicable withholding in accordance with Paragraph 6(a) below, and will deliver to the Grantee (or, in the case of the Grantee’s death, his or her estate) the appropriate number of Shares underlying the RSUs.

5.Dividend Equivalents.  In the event that the Company declares and pays a dividend in respect of its outstanding shares of Company Stock, Dividend Equivalents shall be credited to a bookkeeping account on the Company’s records in respect of the number of outstanding RSUs, if any, held by the Grantee that have not been settled as of such record date, provided that such Dividend Equivalents shall not be deemed to be reinvested in Shares and will be held uninvested and without interest and paid in cash as soon as practicable after the Vesting Date, but in no event later than 60 days following the applicable Vesting Date, subject to applicable withholding in accordance with Paragraph 6(a) below.  For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Grantee pursuant to the terms of this Agreement, then the Grantee shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs.

6.Income Tax Procedures; Section 409A.

(a)The Company or the Employer shall have the right to require payment of, or deduction from payments of any kind otherwise due to the Grantee, any federal, state, local or foreign taxes of any kind required by applicable law to be withheld upon the issuance, vesting or delivery of any Shares, Dividend Equivalents or payments of any kind. The Company or the

Employer may withhold taxes from any payments due to the Grantee or the Grantee may deliver a check to the Company or the Employer. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the Grantee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company Shares already owned by the Grantee. The shares delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the minimum statutory total tax withholding obligations. The shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements.

(b)The Company makes no guarantee regarding the tax treatment of the Grant, but the Grant, including Dividend Equivalents, is intended to be exempt from or otherwise comply with Section 409A of the Code (“Section 409A”), and this Agreement shall be administered and interpreted consistently with that intent.  To the extent the Grant constitutes a 409A Covered Grant, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for payment upon or following a termination of the Grantee’s employment unless such termination is also a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or this Agreement, if the Grantee is deemed on the date of the Grantee’s termination of employment, directorship or consultancy to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A and if the Grant constitutes a 409A Covered Grant, then to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, any payment made under this Agreement shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Grantee’s Separation from Service and (ii) the date of the Grantee’s death. All payments delayed pursuant to this Paragraph 6(b) shall be paid to the Grantee on the first day of the seventh month following the date of the Grantee’s Separation from Service or, if earlier, on the date of the Grantee’s death.

7.Change of Control.  The provisions of the Plan applicable to a Change of Control shall apply to the outstanding RSUs and any Dividend Equivalents, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

8.Grant Subject to Plan Provisions.  This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The Grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the Shares, (b) changes in capitalization of the Company and (c) other requirements of applicable law and stock exchange rules and regulations.  The Committee shall have the authority to interpret and construe the Grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.  By accepting the Grant, the Grantee agrees to be bound by the terms of the Plan and this Agreement and agrees that all of the decisions and determinations of the Committee and the Board shall be final and binding.

9.No Employment or Other Rights.  The Grant shall not confer upon the Grantee any right to be retained by or in the employ or other service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Grantee’s employment at any time. The right of any Employer to terminate at will the Grantee’s employment at any time for any reason is specifically reserved.

10.Issuance of Certificates.

(a)When the Grantee obtains an unrestricted right to Shares, a certificate representing the unrestricted Shares shall be issued to the Grantee, free of the restrictions under this Agreement.

(b)The Company’s obligation to deliver Shares subject to the conditions provided herein shall be subject to the Plan (including, without limitation, Section 16 thereof) and all applicable laws, rules, regulations and stock exchange requirements and also to such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with such applicable laws, rules, regulations and stock exchange requirements.

11.Stockholder Rights.  The Grantee shall have no rights as a stockholder with respect to any Shares covered by any RSU unless and until the Grantee has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in this Agreement or the Plan.

12.Assignment and Transfers.  Except as otherwise expressly provided in Section 14(a) of the Plan, the rights and interests of the Grantee in the Grant, including any Dividend Equivalents, may not be sold, assigned, encumbered or otherwise transferred.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Grant or any right hereunder, including any Dividend Equivalents, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Grant by notice to the Grantee, and the RSUs and all rights hereunder, including any Dividend Equivalents, shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

13.Data Privacy Consent. As a condition of the grant of the RSUs, the Grantee hereby consents to the collection, use and transfer of personal data as described in this Paragraph. The Grantee understands that the Company, the Employer and their affiliates hold certain personal information about the Grantee, including (as applicable) name, home address and telephone number, date of birth, social security number, social insurance number, salary, nationality, job title, ownership interests or directorships held in the Company, the Employer or their affiliates, and details of all stock options or other equity awards or other entitlements to Shares awarded, cancelled, exercised, vested or unvested (“Data”). The Grantee further understands that the Company, the Employer and their affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company, the Employer and any of their affiliates may each further transfer Data to any third parties assisting in the implementation, administration and management of the Plan. The Grantee understands that such recipients may be located in the United States or elsewhere in the world. The

Grantee hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of Shares on the Grantee’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired under the Plan. The Grantee understands that he or she may, at any time, view such Data or require any necessary amendments to it.

14.Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

15.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at 500 Charles Ewing Blvd. Ewing, NJ 08628, and any notice to the Grantee shall be addressed to such the Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing.  Any notice shall be delivered by hand or by a recognized courier service such as FedEx or UPS, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

16.Consent to Electronic Communications.  The Grantee agrees that the Company may provide him or her with any communications associated with the Grant in electronic format. The Grantee’s consent to receive electronic communications includes, but is not limited to, all legal and regulatory disclosures and communications associated with the Grant or notices or disclosures about a change in the terms and conditions of the Grant.

17.Taxes. Any tax obligations of the Grantee and tax liability therefore, including, without limitation, any penalties or interest based upon such tax obligations, that arise from any payments made to the Grantee in respect of the Grant (or any portion thereof) shall be the Grantee’s sole responsibility and liability.  In addition, the Grantee hereby agrees that neither the Company nor any of its affiliates shall have any liability to the Grantee in respect of such tax obligations or liability.

18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.Grantee Acknowledgements.  The Grantee acknowledges receipt of a copy of the Plan and the prospectus and represents that he or she is familiar with the terms and conditions thereof, and hereby accepts this Agreement subject to all of the terms and conditions thereof.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

CHURCH & DWIGHT CO., INC.

By: ________________________________

Name: ______________________________

Title: _______________________________

Grantee: ____________________________

Date: _______________________________